COMMERCIAL LEASE

THIS LEASE dated for reference the 1 day of March 2008

BETWEEN: SMART-TEK COMMUNICATIONS INC., a British Columbia company with an office at #10-11720 Voyageur Way, Richmond, BC V6X 3G9

(hereinafter called the "Tenant")

OF THE FIRST PART

AND:

PROTEC INSTALLATIONS GROUP, a British Columbia company with an office at #9-11720 Voyageur Way, Richmond, BC V6X 3G9

(hereinafter called the "Landlord")

OF THE SECOND PART

WITNESSETH that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord by these presents does demise and lease unto the Tenant the demised premises as hereinafter described on the terms, conditions and covenants as hereinafter set forth.

ARTICLE 1

DEMISED PREMISES

1.01 The demised premises when referred to in this Lease shall mean the lands and premises located at #10-11720 Voyageur Way, Richmond, BC, being approximately 2,200 square feet in area and legally described as:

Strata Lot 10
P.I.D. 002-036-088
Strata Plan __________
Section 25 Block 5N Range 6W
New Westminster District Strata Plan NW1836

Together with an interest in the common property in proportion to the unit entitlement part of the strata lot.

ARTICLE 2

TERM

2.01 To have and to hold the demised premises for and during the term of Two (2) years unless sooner terminated or extended as herein provided to be computed from the 1 day of March 2008, and thereafter at the rent hereinafter covenanted to be paid by the Tenant.

ARTICLE 3

RENT

3.01 Yielding and paying therefore unto the Landlord during the term, annual rent for the demised premises of TWENTY ONE THOUSAND SIX HUNDRED DOLLARS ($21,600.00) payable in monthly installments of ONE THOUSAND EIGHT HUNDRED DOLLARS ($1,800.00) per month plus applicable taxes, payable monthly in advance, on the 1st day of each and every month commencing on the 1st day of March 2008 and the first day of each and every month thereafter up to and including the last day of February 28, 2010. The Landlord acknowledges having received from the tenant the sum of ONE THOUSAND SIX HUNDRED DOLLARS ($1,600.00) March 2005 to be retained as last month's rent.

3.02 **The Landlord agrees that basic rent shall include all property taxes, property operational cost including Hydro electricity and gas charges.**

ARTICLE 4

DEFINITIONS

In this lease the following words and phrases have the respective meanings given below:

4.01 "demised premises" means the premises described in paragraph 1.01.

4.02 "Buildings" shall mean the buildings of the Strata Plan in with the demised premises are situated.

4.03 "Landlord" as used in this lease means only the owners or the mortgagee in possession for the time being of the demised premises so that in the event of any transfer of title to the demised premises the Landlord herein specifically described and any intervening successor shall be and hereby is and are entirely freed and relieved of all covenants 'and obligations of the Landlord hereunder thereafter accruing subject to paragraph 24.01.

4.04 "Strata Plan" shall mean the Strata Plan covering the Demised Premises and "Strata Corporation" shall mean the Strata Corporation of the Strata Plan.

4.05 "Taxes" means all taxes, rates and assessments whether general or specifically levied or assessed by the municipality in which the demised premises are situated, whether for municipal, school or other purposes, or levied or assessed by other lawful government authority for such purposes payable by the Landlord in respect of the demised premises and immovable accessories and shall include and other taxes payable by the Landlord which are imposed in substitution of the foregoing taxes, the whole as finally determined for each calendar year as a result of assessment, appeal or judicial review and shall include any legal fees or appraisers' fees incurred by the Landlord in respect of such final determination thereof.

4.06 "Tenant's Taxes" shall mean all taxes, licenses, rates, duties and assessments imposed or levied by lawful authority covering any period during the term and relating to or in respect of the business of the Tenant or relating to or in respect of personal property and all business and trade fixture, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant or being the property of the Tenant, or relating to or in respect of improvements to the demised premises built, made or installed by the Tenant or at the Tenant's request whether any such taxes are payable by

ARTICLE 5

USE OF DEMISED PREMISES

5.01 The Tenant shall use the demised premises or any part thereof for the sole purpose of warehouse and office space and for no other purpose without the prior written consent of the Landlord. The Tenant acknowledges that the Tenant has inspected the demised premises and determined they are suitable.

ARTICLE 6

COVENANTS OF TENANT

The Tenant covenants and agrees with the Landlord:

6.01 To pay rent without any set off, compensation or deduction or any type or for any reason.

6.02 Subject to the provisions of Article 10. to well and sufficiently repair and maintain the interior of the demised premises such that all equipment, systems and fixtures that are visible in the interior of the demised premises, are kept in a good and substantial condition and repair when, where and so often as need by, PROVIDED HOWEVER that the Tenant shall not be responsible for maintenance or repair occasioned by reasonable wear and tear, damage by fire, lightning, tempest, flood, explosion, acts of God, or inherent or structural defects, PROVIDED FURTHER that the Tenant shall be responsible for such excepted repairs when the same are necessitated by the negligent or willful acts of the Tenant, its agents, employees, or servants, and the cost of any repair or maintenance required to be made in or to any part of the demised premises directly as a result of any such negligent or willful act of omission of the Tenant, its agents, employees, or servants, shall be paid for in full by the Tenant.

6.03 That the Landlord or duly authorized representatives of the Strata Corporation may enter and view the state of repair and that the Tenant will repair according to notice save as aforesaid.

6.04 That the Tenant shall immediately before the expiration or sooner determination of this lease wash the floors, windows, doors, walls and woodwork of the demised premises. The Tenant further covenants that the Tenant will not upon such expiration of sooner determination leave upon the demised premises any rubbish or waste material and leave the demised premised in a clean and tidy condition.

6.05 To restore forthwith at its expense broken or damaged plate glass, if any, on the demised premises from time to time.

6.06 Not to do, suffer or permit any intentional act or intentional neglect which may in any manner directly or indirectly cause injury to the demised premises or to the Buildings or to any fixtures or appurtenances thereof, or which may be or become a nuisance or interfere with the comfort of any of the occupants of the Buildings or which may, in the reasonable opinion of the Landlord, render the Buildings or any part thereof less desirable or injure the reputation thereof.

6.07 Not to exhibit or affix signs of any nature on walls, doors or windows or to any part of the demised premised without the prior written approval of the Landlord.

6.08 The Tenant shall not without prior written consent of the Landlord put up any window drapes, blinds, awnings or other similar coverings or cover the floors with anything other than loose rugs.

6.09 Except with the consent of the Landlord, the Tenant shall not do or permit to be done any act or thing nor store any goods on the demised premises, which may render void or voidable or conflict with the requirements of any standard policy or policies of insurance in respect of the Buildings or any part thereof whereby the demised premises or

insured, including any regulations of fire insurance underwriters applicable to such policy or policies, or which may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are canceled by reason of any act or omission of the Tenant, the Landlord shall have the right at its option to terminate this lease forthwith by giving notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant, the Tenant shall pay to the Landlord or other person whose policy has been affected, the amount by which such premium shall be so increased.

6.10 The Tenant shall not assign or sublet or otherwise part with possession of the demised premises or any part thereof without the prior consent in writing of the Landlord, which consent shall not be unreasonably withheld.

6.11 In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from his obligations fully to perform all the terms, covenants and conditions of this lease on his part to be performed and in any event the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent including its legal fees and disbursements.

6.12 To keep the demised premises free of rubbish and debris at all times, to provide proper and sufficient receptacles for waste, and to ensure regular removal of such waste.

6.13 The Tenant shall comply promptly at its expense with all by-laws, rules and regulations of the Strata Corporation and/or the Strata council and all laws, ordinances, regulation, requirements and recommendations, which may be applicable to the Tenant or to the manner of use of the demised premises and for, made by any and all federal, provincial, civil, municipal and other authorities or association of insurance underwriters or agents and all notices in pursuance of same.

6.14 (A) The Tenant shall, at its expense, provide and maintain in force during the term of this lease or of any renewal thereof comprehensive general liability insurance covering the interior of the demised premises and for the benefit of the Tenant, in such reasonable amounts as may be required by the Landlord, in respect of injury or death to one or more persons or property damage, but in no case shall the face amount be less than TWO MILLION DOLLARS.

6.14 (B) All insurance shall be effected with insurers and brokers and upon terms and conditions satisfactory to the Landlord, and copies of all policies shall be delivered to the Landlord.

6.14 (C) All policies of insurance shall contain a waiver of subrogation clause in favor of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice thereof, PROVIDED HOWEVER that such written notice shall not be required upon termination of this lease or any renewal thereof.

6.14 (D) The Tenant agrees that if it does not provide or maintain in force such insurance the Landlord may take out the necessary insurance and pay the premium therefore for periods of one (1) year at a time and the Tenant shall pay to the Landlord as additional rental of the amount of such premium immediately on demand.

6.14 (E) The Tenant shall provide and maintain on its own behalf and at its own expense, insurance in respect of fire and extended coverage in relation to the Tenant's personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and moveable partitions, owned or installed by the tenant in the demised premises and lawfully removable by them upon the expiration of the term herein and insurance against business interruption for a period of no less than six (6) months and paragraph 6.14(B) applies to the insurance required hereby.

6.14 (F) The Landlord shall in no event be responsible for the collection or non-collection of any insurance proceeds but only for such insurance proceeds as shall come into its hands.

6.15 To advise the Landlord and the Strata Corporation immediately upon becoming aware of the presence of any dangerous condition existing on the demised premises or in or around the Buildings, and of damage thereto or any part thereof, including the utility, mechanical and electrical systems thereon, PROVIDED HOWEVER THAT such provisions shall not impose the obligation upon the Tenant to search such areas from time to time to ascertain whether or not any such dangerous conditions exist. The cost of any repair of replacement required to be made in or to any part of the Buildings other than the demised premises directly as a result of any negligent or intentional act or omission of the Tenant, its agents, employees or servants, shall be paid for in full by the Tenant.

6.16 The Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, cost, claims, suits or actions growing out of:

(a) any breach, violation, or non-performance of any covenant, condition or agreement in this lease as set forth and contained on the part of the Tenant, to be fulfilled, kept, observed or performed;

(b) any damage to property of the Tenant or the Tenant's agents, contractors, employees, invitees, licensees or servants, while said property shall be inside the demised premises; and

(c) any injury to any licensee, invitee, agent or employee of the Tenant, including death resulting at any time therefrom, occurring inside the demised premises;

except where caused by the negligent or intentional act or omission of the Landlord or its agents, employees, or servants, and this indemnity shall survive the expiry or sooner termination of this lease.

6.17 The Tenant shall pay to the Landlord an additional rent as and when due all Goods and Services Tax arising from the Lease or any payment of rent hereunder.

6.18 The Tenant has examined the demised premises before taking possession hereunder and such taking of possession will in the absence of agreement in writing to the contrary be conclusive evidence as against the Tenant that at the time hereof the demised premises were in good order and satisfactory condition.

6.19 The Tenant shall, at the expiration or sooner determination of the term or renewal thereof peaceably surrender and yield up into the Landlord the demised premises with the appurtenances, together with all fixtures or erections which are required to be left with the Landlord pursuant to the provisions of Article 8 herein, in a good and substantial condition of repair pursuant to the provisions of Article 6.02 herein, and the Tenant shall deliver to the Landlord all keys to the demised premises which the Tenant has in its possession. It is specifically understood and agreed that the air conditioning system to be installed in the demised premises and all attachments and other materials relating to its operation shall become the property of the Landlord immediately upon installation and furthermore shall be and left in good working order upon the expiration or sooner termination of the term.

6.20 The Tenant shall be responsible for obtaining their business license and any permits or approvals required in connection with their leasehold improvements or other work not included in the Landlord's responsibility. The Tenant shall also be responsible for the installation of, distribution of power to, and the operation and maintenance of any special equipment of lighting required by their occupancy, including but not limited to telephone and communication facilities. The Tenant understands and agrees that all leasehold improvements, must first be approved by the Landlord, such approval not to be unreasonably withheld.

6.21 The Tenant understands and agrees that all SIGNAGE shall comply with the signage specifications as attached hereto as schedule "A" or as amended by the Strata Corporation from time to time.

ARTICLE 7

COVENANTS OF LANDLORD

The Landlord covenants and agrees with the Tenant:

7.01 That provided the Tenant pays the rent hereby reserved and performs the covenants herein on its part contained, it may peaceable possess and enjoy the demised premises for the term hereby granted and without any interruption or disturbance from the Landlord or any other person or persons, lawfully claiming by from or under it; provided and it is hereby agreed that in no event will the diligent conduct of repairs or renovations by the Strata Corporation to the exterior of the Buildings constitute a breach of this covenant for quiet enjoyment.

7.02 To pay or cause to be paid the Taxes except the Tenant's taxes or any other taxes directly assessed or charged to or payable by the Tenant or any other tenant of the Strata Plan or assess or charged with reference to the use or occupation of the demised premises or other rented portions of the Strata Plan, and except as herein otherwise provided.

7.03 The Landlord shall provide the Tenant with the exclusive use of two (2) parking stalls plus loading bay.

ARTICLE 8

ALTERATIONS AND INSTALLATIONS

8.01 The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonable withheld, and without complying strictly within the applicable by-laws, rules and regulations of the Strata Corporation make any alterations, repairs or improvements to the demised premises. The Tenant shall submit to the Landlord detailed plans and specifications of any such work or installation when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications. The Landlord may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied at competitive rates by the Landlord's contractors and/or workmen or by contractors and/or workmen engaged by the Tenant but first approved by the Landlord. In any event, any and all work to be done or material to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions if any, as to an existing base receptacle or any connection of apparatus to a mechanical system shall be deemed to be an alteration within the meaning of this paragraph.

8.02 The Tenant shall not suffer or permit any builder's lien to be filed against the interest of the Landlord or the Tenant in the demised premises by reason of work, labor, services or material supplied or claimed to have been supplied to the Tenant, and if any such builder's lien shall at any time be filed against the demised premises the Tenant shall cause the same to be discharged of record within thirty (30) days of the date the Tenant has knowledge of such filing and upon failure to do so by the Tenant, then the Landlord, in addition to any right or remedy, may, but shall not be obliged to, discharge the same by paying the amount claimed to be due, together with a reasonable amount for costs, into Court to the credit of any action commenced pursuant to such builder's lien, without any investigation of the validity of the claim, and the amount paid by the Landlord shall be paid by the Tenant to the Landlord forthwith upon demand.

8.03 Except for partitions in any way affixed to the demised premises and any items affixed as part of the air conditioning, heating and electrical components of the demised premises, all articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions installed by the Tenant in the demised premises(herein collectively called the "installed items") shall remain the property of the Tenant. The Landlord shall have no obligation to repair, replace, operate, maintain, insure or be responsible in any way for the installed items, all of which shall be the Tenant's responsibility. No such installed items shall be removed by, or on behalf of the Tenant from the demised premises either during or at the expiration or earlier termination of this lease except that:

(i) the Tenant may during the term and in the usual or normal course of its business, and without requiring the prior written consent of the Landlord,

remove its installed items from the demised premises, but only if in each case (i) Tenant is not in default under this lease; and (ii) such removal is done at the Tenant's sole cost and expense; and

(ii)' provided the Tenant is not in default, the Tenant shall, at the expiration or earlier termination of this lease, at its own cost and expense, remove from the demised premises all installed items.

8.04 If the Tenant does not remove such installed items at the expiration or earlier termination of the term as required pursuant to Section 8.03 (ii) hereof, such installed items shall, at the option of the Landlord, thereupon become the property of the Landlord, without compensation therefor to the Tenant and without notice to the Tenant, and the Landlord may enter the demised premises and remove such installed items, without liability on the Landlord's part, at the Tenant's expense, plus and administration charge of 20 which shall be paid by the Tenant to the Landlord as additional rent on demand, and such installed items may, without notice to the Tenant or to any other person without obligation to account for them, be sold, destroyed, disposed of or used by the Landlord is such manner as the Landlord determines, or may be stored in a public warehouse or elsewhere, all at the Tenant's expense, plus an administration cost of 20, which shall be paid by the Tenant to the Landlord as additional rent on demand.

8.05 If the Tenant does not remove the installed items as required by the Landlord pursuant to Section 8.03(i) hereof, the Landlord may, without liability on the Landlord's part, and without notice to the Tenant, enter the demised premises and remove such installed items at the Tenant's expense plus and administration charge of 20, which shall be paid by the Tenant to the Landlord as additional rent of demand, and such installed items may, without notice to the Tenant or to any other person and without obligation to account for them, be sold, destroyed, disposed of or used by the Landlord in such a manner as the Landlord determines, or may be stored in a public Warehouse or elsewhere, all at the Tenant's expense, plus an administration cost of 20, which shall be paid by the Tenant to the Landlord as additional rent on demand.

8.06 The Tenant, at its expense shall, in the case of every such installation or removal of installed items, either during or at the expiration or earlier termination of this lease, effect such installation or removal and immediately make good any damage caused to the demised premises or the Buildings by the installation or removal of any such affixed or installed items. The tenant agrees that each and every such installation or removal shall take place only at a time or times designated by the Landlord and in the presence of the Landlord or its representative.

8.07 The Tenant may mortgage the installed items without the prior written consent of the Landlord.

8.08 The Tenant's obligation to observe and perform the provisions of this Article shall survive the expiration or earlier termination of this lease.

ARTICLE 9

PROPERTY LOSS. DAMAGE AND REIMBURSEMENT

9.01 Other than as herein-before provided, the Landlord shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to the Tenant or to other occupants of the demised premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the demised premises while such person or property is in or about the demised premises or any common area parking areas, lawns, sidewalks, steps, truck-ways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into issue or flow from any part of the Buildings or any adjacent or neighboring lands or premises or from any other place or quarter or for any loss of or damage caused by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or anything done or omitted to be done by any other tenant of premises in the Buildings or for any other loss whatsoever with respect to the demised premises and/or any business carried on therein.

9.02 Under no circumstances shall the Landlord be liable for economic, indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Landlord herein contained including the covenants, if any, for the heating of the demised premises or the operation of the air conditioning equipment, elevators, plumbing, or other equipment in the Buildings or the demised premises.

ARTICLE 10

DAMAGE OR DESTRUCTION TO THE DEMISED PREMISES.

10.01 If, during the term or any renewal thereof, the demised premises shall be destroyed or damaged, the following shall apply:

(a) If the demised premises are unfit in part for occupancy by the Tenant, the rent shall abate in part only in the proportion that the demised premises are unfit, and if the demised premises are wholly unfit for occupancy by the Tenant, the rent shall be suspended until the demised premises have been rebuilt, repaired or restored, PROVIDED HOWEVER THAT, in the event such destruction or damage is caused solely by the intentional or negligent act of the Tenant, the Tenant shall, in that event, continue to make the rent payments are herein-before provided.

(b) If there is substantial destruction to the demised premises or the Buildings in which the demised premises are located, whether or not the demised premises are affected, the Landlord may within one (1) month after such substantial destruction and on giving written notice to the Tenant, declare this lease terminated forthwith and in such event rent shall be apportioned and shall be payable up to the time of such substantial destruction, and the Tenant shall be entitled to be repaid by the Landlord any rent paid in advance and unearned.

ARTICLE 11

EXPROPRIATION

11.01 If the demised premises shall be acquired or condemned by an authority having the power of such acquisition or condemnation the term of this lease shall cease from the date of entry by such authority. If only a portion of the demised premises being an area of thirty per cent (30) or more of the area of the demised premises shall be so acquired or condemned, this lease shall cease and terminate at the Landlord's option, or at the Tenant's option, and if such option is not immediately exercised by the Landlord or by the Tenant, an equitable adjustment of rent payable by the Tenant for the remaining portion of the demised premises shall be made. In either event, however, and whether all or only a portion of the demised premises shall be so acquired or condemned, nothing herein contained shall prevent the Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law; but in such event neither party shall have an action against the other in respect of any breach of this lease caused directly or indirectly by such event.

ARTICLE 12

ACCESS TO DEMISED PREMISES.

12.01 The Tenant shall permit the Landlord and the Strata Corporation to erect, build, use and maintain unexposed pipes, wire ducts and conduit in and throughout the demised premises. The Landlord, the Strata Corporation and their respective servants and agents shall have the right to enter the demised premises at reasonable times to examine the same and make such repairs, alterations, improvements or additions as the Landlord or the Strata corporation may deem necessary or desirable in the demised premises or may be required to make by law or in order to repair and maintain the Buildings; and the Landlord and the Strata Corporation shall be allowed to take all material into the demised premises that may be required therefor without the same constituting and eviction of the Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alteration, improvements or additions are being made by reason of interruption of the business of the Tenant. The Landlord will exercise reasonable diligence, and endeavor to cause the Strata Corporation to exercise reasonable diligence, so as to minimize the disturbance or interruption of the Tenant's operations.

12.02 The Landlord shall have the right during the last three (3) months of the said term to place upon the demised premises a notice of reasonable dimensions and reasonable placed so as not to interfere with the business of the Tenant, stating that the demised premises are for rent or for sale and the Tenant will not remove such notice or permit the same to be removed.

12.03 The Landlord and the Strata corporation shall have the right to decorate, make additions to and/or improvements or installations in and /or repairs to the Buildings and/or the common outside areas as the same may be changed, added to or improved from time to time and in relation to any such additions, improvement, installations, or repairs, the Landlord or the Strata Corporation may cause such reasonable obstructions of and interference with the use of enjoyment of the Buildings, the demised premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when reasonably necessary and until said additions, improvements, installations, or repairs shall have been completed and there shall be no abatement in rent nor shall the Landlord or the Strata Corporation be liable by reason thereof provided that all such additions, improvements, installations or repairs shall be made expeditiously as reasonable as possible.

ARTICLE 15

RENT AND PRO RATA PORTION OF PAYMENTS

15.01 All money payable by the Tenant to the Landlord hereunder, including interest, shall be deemed to be rent and shall be collectible as such and in the absence of any other provision hereunder shall be payable with the next ensuing monthly installment of rent. All payments shall be made to the Landlord or its agent at the address of the Landlord herein set out or such other address notified to the Tenant in writing.

15.02 If the term hereof shall commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Tenant shall pay to the Landlord a pro rata portion of the rent or such payment for the period.

ARTICLE 16

DEFAULT

16.01 The Tenant further covenants with the Landlord that if the Tenant shall violate or neglect any covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Tenant shall continue for fifteen (15) days after the written notice thereof to the Tenant by the Landlord, or notwithstanding the foregoing, if any payments of rent or any part thereof, whether the same are demanded or not, are not paid when they become due or in case the demised premises shall be vacated or become vacated or remain unoccupied for fifteen (15) days, then and in any such case the Landlord in addition to any other remedy now or hereafter provided by law may at its option cancel and annul this lease forthwith and re-enter and take possession immediately by force if necessary without any previous notice of intention to re-enter and may remove all persons and property therefrom and may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the demised premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violation by the Tenant of any covenant or agreement on its part to be performed.

16.02 If the term hereof or any renewal thereof or any of the goods or chattels of the Tenant shall at any time be seized, taken in execution attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors or commit any other act of bankruptcy or shall become bankrupt or insolvent or shall take the benefit of any bankruptcy or insolvency legislation or if a receiver of any part of the business or property of the Tenant be appointed by a court or any person or in the case that the premises are used by any person or for any other purpose that it is herein provided without the written consent of the Landlord, the then current month's rent, together with the rent accruing for the next three (3) months shall immediately become due and payable, and the term hereof for any renewal thereof shall at the option of the Landlord become forfeit and void, and it shall be lawful for the Landlord at any time thereafter to re-enter into or upon the demised premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything herein contained to the contrary and neither this lease nor any interest therein nor any estate hereby created shall pass to or ensure to the benefit of any trustee in bankruptcy or any receiver or any assignee for the benefit of creditors or otherwise by operation of law.

16.03 If the demised premises at any time during the term become vacant in consequence of their abandonment by the Tenant or the removal of the Tenant by legal process for non-payment of rent, breach of covenant or any other cause, the Landlord may at its option re-enter the demised premises and re-let the same as agent for the Tenant for such rent and on such terms as the Landlord may see fit, and the rent received by the Landlord therefrom will be applied first on any expenses for re-entering and re-letting and then upon the rent and payments herein reserved and payable by the Tenant, and in the event of the moneys so received not being sufficient to satisfy the rent and payments hereunder reserved as they become due, the Tenant will pay the Landlord the amount of the deficiency.

ARTICLE 17

DISTRESS

17.01 When-so-ever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant or to re-enter possession of the demised premises, it may use such force as it may deem necessary for the purpose and for gaining admission to the demised premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demands whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

ARTICLE 18

LANDLORD'S EXPENSES ENFORCING LEASE

18.01 If it shall be necessary for the Landlord to retain the services of a solicitor or any other proper person for the purpose of assisting the Landlord in enforcing and/or determining any of its right hereunder in the event of default on the part of the Tenant, it shall be entitled to collect from the Tenant the cost of all such services including all legal costs on a solicitor and own client basis as if the same were rent reserved and in arrears hereunder.

ARTICLE 19

WAIVER

19.01 The failure of either party to insist upon strict performance of any covenant or condition contained in this lease or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option.

19.02 The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

ARTICLE 20

HOLDING OVER

20.01 If at the expiration of the term of this lease the Tenant shall hold over with the consent of the Landlord, the tenancy of the Tenant hereafter shall, in the absence of a written agreement to the contrary, be from month to month only at a rental per month equal to one hundred and twenty percent (120) of the monthly rental payable in the year immediately preceding such expiration, payable monthly in advance on the first day of each lease month and shall be subject to all other terms and conditions of this lease other than any right of renewal herein.

ARTICLE 21

INABILITY TO PERFORM

21.01 The Landlord does not warrant that any service or facility provided by it hereunder will be free from interruptions caused or required by maintenance repairs, addition, renewals, modifications, strikes, riots, insurrections, labor controversies, force majeure, acts of God or other cause or causes beyond the Landlord's reasonable care and control. No such interruption shall be deemed and eviction or disturbance of the Tenant's enjoyment of the demised premises nor render the Landlord liable in damages to the Tenant nor relieve the parties from any of their obligations under this lease (unless such obligation can no longer or for the time being be lawfully fulfilled); and the Landlord shall take reasonable steps if any are available to it to remove the cause of such interruptions.

ARTICLE 22

LANDLORD'S RIGHT TO PERFORM

22.01 If the Tenant shall fail to perform any of the covenant or obligations of the Tenant under, or in respect of, this lease, the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may enter upon the demised premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord and of the Tenant fails to pay the same the landlord may add the same to the rent and recover the same by all remedies available to the Landlord for the recovery of rent in arrears, provided that if the Landlord commences either the performance or the causing to be performed of any such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance or causing to be performed, and if the Landlord so completes, shall not be later obliged to act in like fashion.

ARTICLE 23

REMEDIES CUMULATIVE

23.01 No remedy conferred upon or reserved to the Landlord herein, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as occasion may be deemed expedient by the Landlord.

23.02 No right or remedy provided for the Landlord herein shall preclude or by deemed or construed to preclude the Landlord from exercising any other right or remedy provided or implied by law. each such right and remedy being hereby reserved to the Landlord.

ARTICLE 24

TRANSFER BY LANDLORD

24.01 The term "Landlord" as used in this lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean the Landlord as herein defined, while it retains its interest in the demised premises but upon a transfer of that interest to a bona fide third party purchaser at arms length to the Landlord, the Landlord shall be automatically relieved after the date of such transfer of all future personal liability arising out of the requirement for performance of any obligations of the part of the Landlord herein contained, provided that this release from liability shall become effective only if a transferee shall assume, subject to the limitations of this Article, from the date of such transfer, all of the terms of this lease to be performed on the part of the Landlord, it being intended hereby that the obligations contained in this lease on the part of the Landlord shall be binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of their interest in the demised premises

ARTICLE 25

WHOLE OF AGREEMENT

25.01 The tenant agrees that the demised premises are leased by the Tenant without any representations or warranties other than as contained in this lease, and that no representative or agent of the representatives with reference hereto shall vary or modify this lease in any way, except in writing under seal, and that this lease contains all of the agreements and conditions.

ARTICLE 26

NOTICES

26.01 Any notice required or contemplated by any provision of this lease or which the Landlord or Tenant may desire to give to the other shall be sufficiently given by personal delivery or by registered letter, postage prepaid and mailed in one of Her Majesty's Post Offices in either the City of Vancouver or the City of Richmond, British Columbia, and addressed to the party to whom such notice is to be given at the address of such party as given in this lease, or at such other address as either party may notify the other of in writing during the term hereof, of it to the Tenant, addressed to the demised premises, and any such notice shall be effective as of the day of such personal delivery or as of the second day following the date of such posting as the case may be.

ARTICLE 27

INTERPRETATION

27.01 This indenture shall be construed in accordance with the laws of British Columbia.

27.02 Where required the singular shall be deemed to include the plural and vice versa, and the neuter gender shall be deemed to include the masculine and feminine.

27.03 The marginal notes and captions in this lease form no part of this lease and shall be deemed to have been inserted for convenience of reference only.

27.04 If any party hereto is comprised of more that one person, firm or corporation, then the respective covenants of that party shall by deemed joint and several covenants of each of such persons, firms and corporations.

ARTICLE 28

RENEWAL RIGHT

28.01 Provided that the Tenant has performed all of the covenants, provisos, stipulations and terms of this lease and is not in default with respect to any of the terms, covenants, provisos and stipulations contained in this lease, the Tenant shall have the right and option at his election to renew this lease for one (1) additional term of Two (2) years upon the terms and conditions as are contained in this lease, except the annual rental payable hereunder and this right of renewal. The Tenant shall exercise the aforesaid options to renew this lease only be giving notice in writing to the Landlord not earlier that one hundred and eighty (180) days and not later than one hundred and twenty (120) days prior to the expiration of the initial term of this lease. The giving of such written notice by the Tenant to the Landlord shall automatically extend this lease for such renewal term even though the annual rental payable during such renewal term has not been determined at the commencement of such renewal term. No instrument of renewal need be executed. In the event that the Tenant fails to give such notice to the Landlord as herein provided, this lease shall automatically terminate at the end of the term and the Tenant shall have no option to extend this lease.

28.02 The annual rental to be paid by the Tenant to the Landlord for any renewal term shall be the greater of:

(a) The annual rental payable to the Landlord during the last year of the initial term of this lease, and

(b) The amount, based on then current market rates for the type of space referred to in Article 5.01 regardless of the status and use of the demised premises at the time of renewal, such current market rates to be agreed upon between the Landlord and the Tenant or if no agreement is reached

By the date (the "Agreement Date") which is thirty (30) days prior to the date upon which the renewal term is to commence, as the case may be, that amount determined by a single arbitrator, appointed by the partied hereto pursuant to the provisions of the Commercial Arbitration Act of British Columbia and amending acts. The determination made by the said arbitrator shall be final and binding upon the Landlord and the Tenant and the cost of the arbitration shall be apportioned between the parties as the arbitrator may deem appropriate. The provisions of this paragraph shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act of British Columbia and amending acts.

This lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assignees.

IN WITNESS WHEREOF each of the parties hereto has affixed its hand of corporate seal to theses presents of the day and year first above written.

The Corporate Seal of SMART-TEK COMMUNICATIONS INC. was hereunto affixed in the presence of:

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Authorized Signatory

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Witness Signatory

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Name

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Title

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Address

The Corporate seal of PROTEC INSTALLATIONS GROUP was hereunto affixed in the presence of:

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Authorized Signatory